Exhibit 99.1

April 29, 2021	FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642
Cabot Oil & Gas Corporation Reports First Quarter 2021 Results,
Increases Quarterly Base Dividend by 10 Percent

HOUSTON, Apr. 29, 2021 /PRNewswire/ -- Cabot Oil & Gas Corporation (NYSE: COG) (“Cabot” or the “Company”) today reported financial and operating results for the first quarter of 2021.

“Relative to the prior-year period, Cabot’s free cash flow and adjusted net income both grew by over 175 percent, highlighting the Company’s ability to deliver robust financial results in a more normalized natural gas price environment,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “We remain on track to deliver strong growth in our earnings, return on capital employed, and free cash flow this year, which supports our focus on increasing our capital returns and further enhancing shareholder value.”

First Quarter 2021 Highlights

•Net income of $126.4 million (or $0.32 per share); adjusted net income (non-GAAP) of $150.0 million (or $0.38 per share)
•Net cash provided by operating activities of $290.5 million; free cash flow (non-GAAP) of $137.6 million
•Return on capital employed (ROCE) (non-GAAP) for the trailing 12 months of 10.4 percent
•Repaid $88.0 million of senior notes that matured in January 2021
•Announced a 10 percent increase in the Company’s quarterly base dividend to $0.11 per share

See the supplemental tables at the end of this press release for a reconciliation of non-GAAP measures, including adjusted net income, discretionary cash flow, EBITDAX, free cash flow, net debt to adjusted capitalization ratio, and ROCE.

First Quarter 2021 Financial Results

First quarter 2021 daily production was 2,287 million cubic feet equivalent (Mmcfe) per day (100 percent natural gas). During the first quarter of 2021, the Company drilled 25.1 net wells, completed 13.0 net wells, and placed 21.0 net wells on production.

First quarter 2021 net income was $126.4 million, or $0.32 per share, compared to $53.9 million, or $0.14 per share, in the prior-year period. First quarter 2021 adjusted net income (non-GAAP) was $150.0 million, or $0.38 per share, compared to $54.0 million, or $0.14 per share, in the prior-year period. First quarter 2021 EBITDAX (non-GAAP) was $300.4 million, compared to $189.0 million in the prior-year period.

First quarter 2021 net cash provided by operating activities was $290.5 million, compared to $204.9 million in the prior-year period. First quarter 2021 discretionary cash flow (non-GAAP) was $261.2 million, compared to $198.5 million in the prior-year period. First quarter 2021 free cash flow (non-GAAP) was $137.6 million, compared to $49.8 million in the prior-year period.

First quarter 2021 natural gas price realizations, including the impact of derivatives, were $2.31 per thousand cubic feet (Mcf), an increase of 34 percent compared to the prior-year period. First quarter 2021 natural gas price realizations represented a $0.39 discount to NYMEX settlement prices compared to a $0.23 discount in the prior-year period. First quarter 2021 operating expenses (including interest expense) decreased to $1.44 per thousand cubic feet equivalent (Mcfe), a one percent improvement compared to the prior-year period.

Cabot incurred a total of $124.0 million of capital expenditures in the first quarter of 2021, including $123.0 million of drilling and facilities capital, $0.6 million of leasehold acquisition capital, and $0.4 million of other capital. See the supplemental table at the end of this press release reconciling the capital expenditures during the first quarter of 2021.

Financial Position and Liquidity

As of March 31, 2021, Cabot had total debt of $1.0 billion and cash on hand of $173.7 million. The Company's net debt to adjusted capitalization ratio (non-GAAP) and net debt to trailing twelve months EBITDAX ratio (non-GAAP) were 27.4 percent and 1.1x, respectively, compared to 31.0 percent and 1.4x as of December 31, 2020.

On April 21, 2021, Cabot’s lender group unanimously reaffirmed the $3.2 billion borrowing base under the Company’s revolving credit facility. Aggregate bank commitments under the credit facility remain at $1.5 billion. The Company currently has no debt outstanding under its revolving credit facility, resulting in approximately $1.7 billion of liquidity.

Dividend Increase

Cabot's Board of Directors has approved a 10 percent increase in the quarterly base dividend to $0.11 per share on the Company's common stock, resulting in the sixth dividend increase since May 2017. The dividend will be paid on May 27, 2021 to all shareholders of record as of the close of business on May 13, 2021. "The increase in the quarterly base dividend highlights our confidence in the Company’s sustainable free cash flow generation throughout the natural gas price cycle, which is underpinned by our long-lived inventory of low-cost natural gas assets in the core of the Marcellus Shale in northeast Pennsylvania,” stated Dinges. “Based on the current natural gas price outlook for 2021, we expect to deliver excess free cash flow after our minimum capital return target of 50 percent of annual free cash flow from our ‘base plus supplemental’ dividend approach and our debt repayment. This excess free cash flow is anticipated to be earmarked for additional capital returns, including opportunistic share repurchases or incremental supplemental dividends.”

Second Quarter and Full-Year 2021 Guidance

Cabot today reaffirmed its guidance for 2021. The Company's operating plan for the year is expected to deliver an average net production rate of 2,350 Mmcfe per day from a capital program of $530 to $540 million. Cabot has also provided its second quarter 2021 production guidance range of 2,225 to 2,275 Mmcfe per day. “Our production guidance for the second quarter implies a slight sequential decline relative to the first quarter, which is a result of lower activity levels and capital spending during the winter season,” commented Dinges. “Activity levels are expected to increase in the second and third quarters, resulting in sequential growth during the second half of the year, primarily during the fourth quarter in anticipation of higher natural gas prices and the in-service of the Leidy South expansion project.”

For further information on Cabot's natural gas pricing exposure by index and cost guidance, please see the current investor presentation in the Investor Relations section of the Company's website.

Conference Call Webcast

A conference call is scheduled for Friday, April 30, 2021, at 9:30 a.m. Eastern Time to discuss first quarter 2021 financial and operating results. To access the live audio webcast, please visit the Investor Relations section of the Company's website. A replay of the call will also be available on the Company's website.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with its entire resource base located in the continental United States. For additional information, visit the Company's website at www.cabotog.com.

This press release includes forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements regarding future financial and operating performance, activity levels and results, returns to shareholders, strategic pursuits and goals, market prices, future hedging and risk management activities, and other statements that are not historical facts contained in this report are forward-looking statements. The words "expect", "project", "estimate", "believe", "anticipate", "intend", "budget", "plan", "forecast", “outlook”, "predict", "may", "should", "could", and similar expressions are also intended to identify forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, the continuing effects of the COVID-19 pandemic and the impact thereof on the Company’s business, financial condition and results of operations, the availability of cash on hand and other sources of liquidity to fund our capital expenditures, the repayment of our debt maturities and our dividends, actions by, or disputes among or between, the Organization of Petroleum Exporting Countries and other producer countries, market factors, market prices (including geographic basis differentials) of natural gas and crude oil, results of future drilling and marketing activity, future production and costs, pipeline projects, legislative and regulatory initiatives, electronic, cyber or physical security breaches and other factors detailed herein and in our Securities and Exchange Commission (SEC) filings. In addition, the declaration and payment of any future dividends, whether regular quarterly base dividends or annual supplemental dividends, will depend on the Company’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board. See "Risk Factors" in Item 1A of the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q for additional information about these risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to correct or update any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by applicable law.

FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642

OPERATING DATA

	Three Months Ended March 31,
	2021	2020
PRODUCTION VOLUMES
Natural gas (Bcf)	205.8	215.0
Equivalent production (Bcfe)	205.8	215.0
Daily equivalent production (Mmcfe/day)	2,287	2,363

AVERAGE SALES PRICE
Natural gas, including hedges ($/Mcf)	$2.31	$1.72
Natural gas, excluding hedges ($/Mcf)	$2.30	$1.72

AVERAGE UNIT COSTS ($/Mcfe)(1)
Direct operations	$0.08	$0.08
Transportation and gathering	0.66	0.67
Taxes other than income	0.02	0.02
Exploration	0.01	0.01
Depreciation, depletion and amortization	0.46	0.47
General and administrative (excluding stock-based compensation)	0.09	0.08
Stock-based compensation	0.06	0.08
Interest expense	0.06	0.07
	$1.44	$1.46

WELLS DRILLED (2)
Gross	28	22
Net	25.1	22.0

WELLS COMPLETED (2)
Gross	14	13
Net	13.0	13.0
_______________________________________________________________________________
(1)Total unit cost may differ from the sum of the individual costs due to rounding.
(2)Wells drilled represents wells drilled to total depth during the period. Wells completed includes wells completed during the period, regardless of when they were drilled.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2021	2020
OPERATING REVENUES
Natural gas	$472,859	$370,340
(Loss) gain on derivative instruments	(13,238)	16,062
Other	59	55
	459,680	386,457
OPERATING EXPENSES
Direct operations	16,876	17,244
Transportation and gathering	136,702	143,332
Taxes other than income	4,805	3,738
Exploration	2,627	2,190
Depreciation, depletion and amortization	94,148	100,135
General and administrative (excluding stock-based compensation)(1)	17,504	17,126
Stock-based compensation(2)	11,651	16,303
	284,313	300,068
Loss on equity method investments	—	(59)
Gain on sale of assets	71	71
INCOME FROM OPERATIONS	175,438	86,401
Interest expense, net	12,377	14,211
Other expense	46	66
Income before income taxes	163,015	72,124
Income tax expense	36,661	18,214
NET INCOME	$126,354	$53,910
Earnings per share - Basic	$0.32	$0.14
Weighted-average common shares outstanding	399,121	398,343
_______________________________________________________________________________
(1)Includes severance expense of $2.4 million for the quarter ended March 31, 2021 related to early retirements under the Company's 2021 Early Retirement Program.

(2)Includes the impact of our performance share awards and restricted stock.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)	March 31, 2021	December 31, 2020
ASSETS
Current assets	$411,915	$415,715
Properties and equipment, net (Successful efforts method)	4,075,428	4,044,606
Other assets	63,509	63,211
	$4,550,852	$4,523,532
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$215,092	$202,226
Current portion of long-term debt	100,000	188,000
Long-term debt, net (excluding current maturities)	946,123	945,924
Deferred income taxes	786,526	774,195
Other liabilities	197,141	197,480
Stockholders' equity	2,305,970	2,215,707
	$4,550,852	$4,523,532

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
(In thousands)	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$126,354	$53,910
Depreciation, depletion and amortization	94,148	100,135
Deferred income tax expense	12,371	44,044
Gain on sale of assets	(71)	(71)
Loss (gain) on derivative instruments	13,238	(16,062)
Net cash received in settlement of derivative instruments	3,397	—
Stock-based compensation and other	11,076	15,765
Income charges not requiring cash	715	809
Changes in assets and liabilities	29,299	6,367
Net cash provided by operating activities	290,527	204,897

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(123,617)	(148,702)
Proceeds from sale of assets	92	48
Investment in equity method investments	—	(35)
Proceeds from sale of equity method investments	—	(9,424)
Net cash used in investing activities	(123,525)	(158,113)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) of debt	(88,000)	—
Dividends paid	(39,887)	(39,817)
Tax withholdings on vesting of stock awards	(5,569)	(6,313)
Net cash used in financing activities	(133,456)	(46,130)
Net increase in cash, cash equivalents and restricted cash	$33,546	$654

Explanation and Reconciliation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, we believe certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results and results of prior periods. In addition, we believe these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.

We have also included herein certain forward-looking non-GAAP financial measures. Due to the forward-looking nature of these non-GAAP financial measures, we cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Reconciling items in future periods could be significant.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted Earnings per Share are presented based on our management's belief that these non-GAAP measures enable a user of the financial information to understand the impact of identified adjustments on reported results. Adjusted Net Income is defined as net income plus gain and loss on sale of assets, gain and loss on derivative instruments, stock-based compensation expense, severance expense and tax effect on selected items. Adjusted Earnings per Share is defined as Adjusted Net Income divided by weighted-average common shares outstanding. Additionally, our management believes these measures provide beneficial comparisons to similarly adjusted measurements of prior periods, and uses these measures for that purpose. Adjusted Net Income and Adjusted Earnings per Share are not measures of financial performance under GAAP and should not be considered as alternatives to net income and earnings per share, as defined by GAAP.

	Three Months Ended March 31,
(In thousands, except per share amounts)	2021	2020
As reported - net income	$126,354	$53,910
Reversal of selected items:
Gain on sale of assets	(71)	(71)
Loss (gain) on derivative instruments(1)	16,635	(16,062)
Stock-based compensation expense	11,651	16,303
Severance expense	2,376	—
Tax effect on selected items	(6,990)	(39)
Adjusted net income	$149,955	$54,041
As reported - earnings per share	$0.32	$0.14
Per share impact of selected items	0.06	—
Adjusted earnings per share	$0.38	$0.14
Weighted-average common shares outstanding	399,121	398,343
_______________________________________________________________________________
(1)This amount represents the non-cash mark-to-market changes of our commodity derivative instruments recorded in (Loss) gain on derivative instruments in the Condensed Consolidated Statement of Operations.

Return on Capital Employed

Return on Capital Employed (ROCE) is defined as Adjusted Net Income (defined above) plus after-tax net interest expense divided by average capital employed, which is defined as total debt plus stockholders’ equity. ROCE is presented based on our management's belief that this non-GAAP measure is useful information to investors when evaluating our profitability and the efficiency with which management has employed capital over time. Our management uses ROCE for that purpose. ROCE is not a measure of financial performance under GAAP and should not be considered an alternative to net income, as defined by GAAP.

	Twelve Months Ended March 31,
(In thousands)	2021	2020
Interest expense, net	$52,290	$56,982
Tax benefit	(11,948)	(13,005)
After-tax interest expense, net (A)	40,342	43,977

As reported - net income	272,973	472,217
Adjustments to as reported - net income, net of tax	36,952	(27,164)
Adjusted net income (B)	309,925	445,053

Adjusted net income before interest expense, net (A + B)	$350,267	$489,030

Total debt - beginning of 12-month period	$1,220,260	$1,219,338
Stockholders’ equity - beginning of 12-month period	2,168,395	2,320,939
Capital employed - beginning of 12-month period	3,388,655	3,540,277

Total debt - end of 12-month period	1,046,123	1,220,260
Stockholders’ equity - end of 12-month period	2,305,970	2,168,395
Capital employed - end of 12-month period	3,352,093	3,388,655

Average capital employed (C)	$3,370,374	$3,464,466

Return on average capital employed (ROCE) (A + B) / C	10.4%	14.1%

Discretionary Cash Flow and Free Cash Flow Calculation and Reconciliation

Discretionary Cash Flow is defined as net cash provided by operating activities excluding changes in assets and liabilities. Discretionary Cash Flow is widely accepted and is used by our management as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities, return capital to shareholders through dividends and share repurchases, and service debt. Discretionary Cash Flow is presented based on our management's belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities or have different financing and capital structures or tax rates. Discretionary Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

Free Cash Flow is defined as Discretionary Cash Flow (defined above) less capital expenditures and investment in equity method investments. Free Cash Flow is an indicator of a company's ability to generate cash flow after spending the money required to maintain or expand its asset base, and is used by our management for that purpose. Free Cash Flow is presented based on our management's belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Free Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Three Months Ended March 31,
(In thousands)	2021	2020
Net cash provided by operating activities	$290,527	$204,897
Changes in assets and liabilities	(29,299)	(6,367)
Discretionary cash flow	261,228	198,530
Capital expenditures	(123,617)	(148,702)
Investment in equity method investments	—	(35)
Free cash flow	$137,611	$49,793

EBITDAX Calculation and Reconciliation

EBITDAX is defined as net income plus interest expense, other expense, income tax expense and benefit, depreciation, depletion and amortization (including impairments), exploration expense, gain and loss on sale of assets, non-cash gain and loss on derivative instruments, earnings and loss on equity method investments, and stock-based compensation expense. EBITDAX is presented based on our management's belief that this non-GAAP measure is useful information to investors when evaluating our ability to internally fund exploration and development activities and to service or incur debt without regard to financial or capital structure. Our management uses EBITDAX for that purpose. EBITDAX is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Three Months Ended March 31,
(In thousands)	2021	2020
Net income	$126,354	$53,910
Plus (less):
Interest expense, net	12,377	14,211
Other expense	46	66
Income tax expense	36,661	18,214
Depreciation, depletion and amortization	94,148	100,135
Exploration	2,627	2,190
Gain on sale of assets	(71)	(71)
Non-cash (gain) loss on derivative instruments	16,635	(16,062)
Loss on equity method investments	—	59
Stock-based compensation	11,651	16,303
EBITDAX	$300,428	$188,955

Net Debt Reconciliation

The total debt to total capitalization ratio is calculated by dividing total debt by the sum of total debt and total stockholders’ equity. This ratio is a measurement which is presented in our annual and interim filings and our management believes this ratio is useful to investors in determining our leverage. Net Debt is calculated by subtracting cash and cash equivalents from total debt. The Net Debt to Adjusted Capitalization ratio is calculated by dividing Net Debt by the sum of Net Debt and total stockholders' equity. Net Debt and the Net Debt to Adjusted Capitalization ratio are non-GAAP measures which our management believes are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire debt. Our management uses these measures for that purpose. Additionally, as we may incur additional expenditures without increasing debt, our management believes it is appropriate to apply cash and cash equivalents to debt in calculating the Net Debt to Adjusted Capitalization ratio.

(In thousands)	March 31, 2021	December 31, 2020
Current portion of long-term debt	$100,000	$188,000
Long-term debt, net	946,123	945,924
Total debt	$1,046,123	$1,133,924
Stockholders’ equity	2,305,970	2,215,707
Total capitalization	$3,352,093	$3,349,631

Total debt	$1,046,123	$1,133,924
Less: Cash and cash equivalents	(173,659)	(140,113)
Net debt	$872,464	$993,811

Net debt	$872,464	$993,811
Stockholders’ equity	2,305,970	2,215,707
Total adjusted capitalization	$3,178,434	$3,209,518

Total debt to total capitalization ratio	31.2%	33.9%
Less: Impact of cash and cash equivalents	3.8%	2.9%
Net debt to adjusted capitalization ratio	27.4%	31.0%
Capital Expenditures

	Three Months Ended March 31,
(In thousands)	2021	2020
Cash paid for capital expenditures	$123,617	$148,702
Change in accrued capital costs	408	11,546
Exploratory dry hole cost	—	57
Capital expenditures	$124,025	$160,305